Exhibit 1.1

Execution Version

Arbe Robotics Ltd.

4,293,957 Ordinary Shares

Pre-Funded Warrants to Purchase 3,956,043 Ordinary Shares

Tranche A Warrants to Purchase 8,250,000 Ordinary Shares

Tranche B Warrants to Purchase 8,250,000 Ordinary Shares

Underwriting Agreement

November 1, 2024

Canaccord Genuity LLC

As Representative of the Several Underwriters

1 Post Office Square, 30th Floor

Boston, MA 02109

Ladies and Gentlemen:

Arbe Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, (i) an aggregate of 4,293,957 ordinary shares, par value NIS 0.000216 per share (the “Shares”) of the Company (the “Ordinary Shares”), (ii) pre-funded warrants to purchase 3,956,043 Ordinary Shares (the “Pre-Funded Warrants”); (iii) Tranche A Warrants, substantially in the form of Annex A hereto, to purchase an aggregate of 8,250,000 Ordinary Shares (the “Tranche A Warrants”), and (iv) Tranche B Warrants, substantially in the form of Annex B hereto, to purchase an aggregate of 8,250,000 Ordinary Shares (the “Tranche B Warrants”, and together with the Tranche A Warrants, the “Ordinary Share Warrants”; the Ordinary Share Warrants, together with the Pre-Funded Warrants, the “Warrants”; and the Warrants and the Shares being hereinafter collectively referred to as the “Securities”). Each Share is being sold together with (i) a Tranche A Warrant to purchase one Ordinary Share and (ii) a Tranche B Warrant to purchase one Ordinary Share; and each Pre-Funded Warrant is being sold together with (i) a Tranche A Warrant to purchase one Ordinary Share and (ii) a Tranche B Warrant to purchase one Ordinary Share. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the term Underwriters shall mean the singular as the context requires. Certain terms used herein are defined in Section 22 hereof. In the event that the Company has no subsidiaries, or only one subsidiary, then all references in this underwriting agreement (this “Agreement”) to “subsidiaries” of the Company shall be deemed to refer to no subsidiary, or such single subsidiary, mutatis mutandis. As used herein, “Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus Supplement” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Final Prospectus Supplement, together with the Base Prospectus; and the “Final Prospectus Supplement” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Pricing Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus Supplement used most recently prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto, (iv) the pricing information set forth in Schedule II hereto, and (v) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company met the requirements for use of Form F-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form F-3, at the time it prepared and filed with the SEC a shelf registration statement, as defined in Rule 405 (file number 333-269235) on Form F-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and has prepared a Preliminary Prospectus Supplement, each of which has previously been furnished to you and has become effective upon filing. The Company will next file with the SEC a Final Prospectus Supplement relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus Supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus Supplement) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x). There is no order preventing or suspending the use of the Registration Statement or the Pricing Disclosure Package, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the SEC and no notice of objection of the SEC to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus Supplement (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time, and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus Supplement (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

(c) As of the Execution Time, the Pricing Disclosure Package and each electronic road show does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(d) From the time of the initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company is a “foreign private issuer” as defined in Rule 405.

(e) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405, including any presentation used in a Testing-the-Waters Communication.

(f) The Company has not used any Issuer Free Writing Prospectus.

(g) Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) The interactive data in the extensible Business Reporting Language (“XBRL”) and Inline XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Prospectus Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Company is not currently designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999) by the Registrar of Companies of the State of Israel, and, to the Company’s knowledge, there is no basis for such designation, nor has a proceeding been instituted by the Registrar of Companies in Israel for the dissolution of the Company. The Company’s articles of association comply with the requirements of applicable Israeli law and are in full force and effect.

(j) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries of the Company, and except as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement, are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) The Company’s authorized share capital is as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement; the share capital of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Prospectus Supplement; the outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Shares in book-entry form are in valid and sufficient form; and the holders of outstanding shares or other securities of the Company are not entitled to preemptive or other rights to subscribe for the Shares or other securities of the Company, except for any such rights as have been effectively waived; and, except as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or other ownership interests in the Company are outstanding. The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Pre-Funded Warrants and the Ordinary Share Warrants, as applicable, and in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares, is not subject to any preemptive or other rights to subscribe for the Shares or other securities of the Company. The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable pursuant to this Agreement. None of the outstanding share capital of the Company were issued in violation of the preemptive or similar rights of any securityholder of the Company or the Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder (collectively, the “Companies Law”) or the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”). The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market, and the Company has taken no action designed to terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Nasdaq Capital Market, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing. In addition, the Ordinary Shares are listed on the Tel Aviv Stock Exchange (the “TASE”) and the Company has taken no action designed to delisting the Ordinary Shares from the TASE, nor has the Company received any notification that the Israel Securities Authority or the TASE is contemplating terminating such listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq and the TASE.

(l) With respect to share options or other equity awards or rights to acquire Ordinary Shares (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof), (ii) each such grant was made in accordance with the terms of the Company Share Plans, and all applicable laws and regulatory rules or requirements, including all applicable federal and Israeli securities laws and the rules of the TASE and any other exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with GAAP (as defined below) in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(m) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus Supplement, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus Supplement contains in all material respects the same description of the foregoing matters contained in the Final Prospectus Supplement); and the statements in the Preliminary Prospectus Supplement and the Final Prospectus Supplement insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(n) This Agreement has been duly authorized (including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law), executed and delivered by the Company.

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Prospectus Supplement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) and applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the approval of the TASE for the listing of the Shares and the Warrant Shares on the TASE, and the filing of certain information with the Israel Innovation Authority of the Ministry of Economy and Industry of the State of Israel (“IIA”) and the Bank of Israel following the Closing Date, and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Pricing Disclosure Package and the Final Prospectus Supplement.

(q) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the execution, delivery and performance by the Company of this Agreement, the Warrants nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the articles of association or other organizational documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(r) Except as have been waived or fully complied with, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company, as applicable, to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, except as have been validly waived in connection with the issuance and sale of the Securities contemplated hereby, and the holders of outstanding shares of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.

(s) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated statements of operations, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable and as in effect at the time of filing, and in conformity with generally accepted accounting principles in the United States (“GAAP”) as in effect at the time of filing applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and its subsidiaries contained or incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Registration Statement which are required to be described in the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Registration Statement; and all disclosures contained or incorporated by reference in Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(u) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(v) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles of association, charter, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument, including any instrument of approval granted to any of them by the IIA, to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, as applicable, except in the case of clauses (ii) and (iii) for any such violation or default as would not reasonably be expected to have a Material Adverse Effect.

(w) Neither the Company nor its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(x) Somekh Chaikin, a member firm of KPMG International, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Pricing Disclosure Package and the Final Prospectus Supplement, is an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(y) To the Company’s knowledge, there are no transfer, transaction, documentary, registration, stamp or issuance taxes or other similar taxes, fees or charges under the laws of the State of Israel, Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, the Warrants or any other document to be furnished hereunder, the issuance and delivery by the Company or sale by the Company to the Underwriters of the Securities or the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Final Prospectus Supplement.

(z) The Company and each of its subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect. The Company and each of its subsidiaries is and have at all times been resident for tax purposes in their jurisdiction of incorporation and are not and have not been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement) and neither the Company nor any of its subsidiaries has received any written claim from any governmental or regulatory authority that the Company or any of its subsidiaries are or may be subject to tax or required to file a tax return in a jurisdiction where it does not file tax returns.

(aa) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary of the Company is in violation of or has received notice of any violation with respect to any Israeli, federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable Israeli, federal or state wage and hour laws, nor any Israeli or state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect. All obligations of the Company to provide statutory severance pay to all its currently engaged employees in Israel (“Israeli Employees”) are in accordance with Section 14 of the Israeli Severance Pay Law, 5723-1963 (the “Severance Pay Law”) and are fully funded or, if not required to be funded, are fully accrued on the Company’s financial statements, and all such Israeli Employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law, from the date of commencement of their employment with the Company, and the Company has been in compliance with the requirements for a Section 14 arrangement with respect to severance pay with respect to 100% of such salary for which severance pay may be due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries and/or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or insurance or (B) to withhold from its Israeli Employees’ salaries and benefits (including any other income in cash or in kind) and to pay to any Israeli governmental authority as required by applicable Israeli tax law and regulations, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(cc) Subject to any applicable law, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, except as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, no approvals are currently required in the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares. Under current laws and regulations of the State of Israel, any amount payable in connection with the sale of the Securities and dividends may be paid by the Company in United States dollars and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, freely transferred out of the State of Israel.

(dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Permits”) required to conduct their respective businesses, except for any such failure to possess as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary is in violation of, or in default under, any such Permit, except for any such violation or default as would not reasonably be expected to have a Material Adverse Effect; neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit nor has any reason to believe that any such Permit will not be renewed in the ordinary course.

(ee) The Company and each of its subsidiaries, considered together as one entity, maintain a system of internal accounting controls (as contemplated under Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and, except as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(gg) The Company has not taken, directly or indirectly (without giving effect to the activities of the Underwriters), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. In addition, neither the Company nor any of its subsidiaries have engaged, and neither the Company nor any of its subsidiaries will engage, in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the publication of a prospectus in the State of Israel under the laws of the State of Israel.

(hh) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign (including Israeli), federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii) Nothing has come to the attention of the Company that has caused the Company to believe that the material statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement is not based on or derived from sources that are reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(jj) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(kk) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), that are in effect and with which the Company is required to comply as of the Effective Date, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ll) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, or any employee or agent of the Company or any of its subsidiaries has taken any action, directly or indirectly, (i) in furtherance of a corrupt offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing or any political party or party official or candidate for political office) in order to influence official action or secure an unlawful business advantage, or (ii) in violation of the U.S. Foreign Corrupt Practices Act of 1977, Sections 291 and 291A of the Israeli Penal Law, 5737-1977 or the U.K. Bribery Act 2010, each as amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder (collectively, the “Anti-Corruption Laws”). The Company and its subsidiaries have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws. No part of the proceeds of the offering will be used by the Company, its subsidiaries, or its affiliates, directly or, to the knowledge of the Company, indirectly, in violation of the Anti-Corruption Laws.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 5760-2000, the Israeli Prohibition on Money Laundering Order, 5761-2001, the Israeli Counter-Terrorism Law, 5776-2016, and the anti-money laundering statutes and the orders, rules and regulations thereunder and any related or similar orders, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries nor, any director, officer, or, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom), or subject to the Israeli Trade with the Enemy Ordinance, 1939 or other applicable sanctions authority or law where the Company or its subsidiaries operate (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or ordinarily resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country” and currently, Cuba, Iran, North Korea, Syria, Belarus, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and other Covered Region (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065 or (iii) will, directly or knowingly indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity to fund or facilitate any activities or business of or with a Sanctioned Person or Sanctioned Country, or in any other manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(oo) Neither the Company nor any of its subsidiaries (i) has received and/or applied for any material grants, incentives, benefits (including tax benefits) or subsidies from any governmental body, agency or authority, including without limitation, the IIA nor has any outstanding obligations towards such governmental body, agency or authority in each case, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, nor (ii) is in violation of any condition, requirement or undertaking with respect to (A) any funding, benefits or incentives granted to the Company or any of its subsidiaries under the Law for Encouragement of Industrial Research, Development and Technological Innovation, 5744-1984 and the regulations, rules and circulars promulgated thereunder, including any instrument of approval or tax ruling granted to any of them in connection therewith, or (B) any grants, benefits, reduced tax rates or incentives provided to the Company or any of its subsidiaries under the Law for Encouragement of Capital Investments, 5719-1959 (the “Investment Law”) except, in each case, such violation that would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice denying, revoking or adversely modifying any “approved enterprise,” “benefited enterprise,” “preferred enterprise,” “preferred technological enterprise,” “special preferred technological enterprise,” or “industrial company” status with respect to any of the its or their facilities or operations or any tax benefits claimed or received by the Company or any of its subsidiaries (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company or any of its subsidiaries with respect to the applications or notifications relating to such status, funding, grants, benefits (including tax benefits), incentives or subsidies, was true, correct and complete in all material respects when supplied to the appropriate authorities.

(pp) Neither the Company nor any of its subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding ten (10) years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(qq) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ businesses as now conducted or as proposed to be conducted in the Pricing Disclosure Package and the Final Prospectus Supplement, and, to the knowledge of the Company, the conduct of the respective businesses of the Company and its subsidiaries does not infringe, misappropriate, or otherwise conflict in any material respect with any Intellectual Property of another. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property right of another in connection with its patents, patent applications, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim. Except as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement, there are no rights of third parties to any Intellectual Property owned by the Company or its subsidiaries (the “Company Intellectual Property”), including no liens, security interests, or other encumbrances. To the Company’s knowledge, (a) there is no material infringement by third parties of any Company Intellectual Property; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (c) such Company Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (d) to the Company’s knowledge, the Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of commercially reasonable nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees.

(rr) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(ss) The subsidiaries listed on Annex D attached hereto are the only subsidiaries of the Company.

(tt) To the Company’s knowledge, there has been no material security breach, unauthorized access, use, disclosure, modification, destruction or other incident or compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal information, personal data, personally identifiable information or similar information and the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Company and its subsidiaries have no knowledge of any specific event or condition that would reasonably be expected to result in, any such material security breach, unauthorized access, use, disclosure, modification, destruction or other compromise of their IT Systems and Data. The Company and its subsidiaries employ commercially reasonable physical, technical, and administrative security measures, controls, safeguards, policies and procedures designed to (a) protect all IT Systems and Data from and against material unauthorized access, use and/or disclosure and (b) maintain the integrity, continuous operation, redundancy and security of the IT Systems and Data. The Company and its subsidiaries are in compliance with all applicable laws, regulations and statutes, including, without limitation, to the extent applicable, the Israeli Privacy Protection Law, 5741-1981, the Israeli Privacy Protection Regulations (Data Security), 5777-2017, the California Consumer Privacy Act and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (and all other applicable laws and regulations governing the data privacy and security of personal information or personal data), and all judgments, orders, rules, directives and decrees of any court or arbitrator or governmental or regulatory authority, company policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(uu) The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Pricing Disclosure Package and the Final Prospectus Supplement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(vv) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, Pricing Disclosure Package or the Final Prospectus Supplement.

(ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Pricing Disclosure Package or the Final Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) Each of the Company and its subsidiaries, and, to the Company’s knowledge, any director, officer or employee of the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations under the laws of the State of Israel.

(yy) To the Company’s knowledge, neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls (within the meaning of FINRA Rule 5121(f) (6)), is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the bylaws of FINRA) of, any member firm of FINRA.

(zz) The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Securities.

(aaa) Subject to applicable law, the choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel and will be honored by the courts of the State of Israel, subject to judicial discretion. The Company has the power to submit, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any State or U.S. federal court in The City of New York and County of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.

Any certificate signed by any officer of the Company pursuant to this Agreement and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (i) at a combined purchase price for one Share, one accompanying Tranche A Warrant and one accompanying Tranche B Warrant, of $1.7108 and (ii) at a combined purchase price for one Pre-Funded Warrant, one accompanying Tranche A Warrant and one accompanying Tranche B Warrant, of $1.7107, the respective number of Securities set forth opposite their names on Schedule A hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on November 4, 2024, or at such time on such later date not more than one Business Day after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Parties shall otherwise agree. The Warrants shall be delivered by the Company in physical certificated form at the direction of the Representative, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus Supplement.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including any Preliminary Prospectus Supplement or the Final Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus Supplement, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus Supplement, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus Supplement or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus Supplement pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus Supplement to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus Supplement, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus Supplement and (iv) supply any supplemented Final Prospectus Supplement to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus Supplement, the Final Prospectus Supplement and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, hedge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing or submission (or participation in the filing or submission) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement (the “Restricted Period”), provided, however, that the Company may (i) effect the transactions contemplated hereby, (ii) issue and sell Ordinary Shares pursuant to any employee stock option plan, stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement (including the issuance of Ordinary Shares issuable upon the exercise of options to purchase Ordinary Shares granted thereunder), provided, that each newly appointed director or executive officer that is appointed during the Restricted Period and that is a recipient of such securities shall execute and deliver to the Representative a lock-up agreement substantially in the form of the lock-up letter described in Section 6(k) hereof covering the remainder of the Restricted Period, or (iii) issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h) During the Restricted Period, the Company will enforce the terms of all existing agreements, plans and arrangements restricting the transfer by any holder of such holder’s Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares. The Company will issue stop-transfer instructions to the transfer agent with respect to any transaction that would constitute a breach of, or default under, such provisions. During the Restricted Period, the Company will enforce, and not waive or amend, such stop-transfer instructions and any transfer restriction, including any “market standoff,” “holdback” or similar agreement or provision, applicable to any such securities unless the Company shall have obtained the prior written consent of the Representative; provided that this Section 5(h) shall not prohibit the Company from effecting such a waiver or amendment to permit a transfer of securities which is permissible under the terms of the existing agreements, plans and arrangements restricting such transfers.

(i) The Company will use its reasonable best efforts to maintain the listing for the Shares and the Warrant Shares issued and sold by the Company on Nasdaq.

(j) The Company will not take, directly or indirectly (without giving effect to activities by the Underwriters), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus Supplement, the Final Prospectus Supplement and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus Supplement, the Final Prospectus Supplement and any Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any transfer, transaction, documentary, registration, stamp or issuance taxes in connection with the original issuance and sale of the Securities to the Underwriters (but not any such stamp or transfer taxes imposed on a subsequent transfer of the Securities, which taxes shall not be subject to indemnification pursuant to this clause); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Shares and the Warrant Shares on Nasdaq and the TASE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the reasonable fees and expenses of counsel for the Underwriters relating to the offering contemplated by this Agreement; provided that the fees and expenses of counsel for the Underwriters with respect to clauses (vi), (vii) and (viii) shall not exceed $125,000 in the aggregate; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l) The Company hereby engages the Representative as its exclusive agent for the solicitation of the exercise of the Ordinary Share Warrants. The Company will (i) assist the Representative with respect to the solicitation, if requested by the Representative, and (ii) provide the Representative lists of the record and, to the extent known, beneficial owners of the Ordinary Share Warrants. For each Ordinary Share Warrant exercised, the Company will pay the Representative a solicitation fee (the “Solicitation Fee”) of six percent (6%) of the exercise price of the Ordinary Share Warrants. The Company shall provide the Representative with written notice of each exercise of Ordinary Share Warrants within 24 hours of the applicable exercise date of such Ordinary Share Warrants. Any such Solicitation Fee shall be paid to the Representative not less than two (2) business days after the exercise date giving rise to such Solicitation Fee and shall be paid by wire transfer of immediately available funds to an account previously specified by the Representative. The Company agrees to disclose the arrangement to pay solicitation fees to the Representative in the Final Prospectus Supplement. Notwithstanding the foregoing, as required by FINRA Rule 5110(g)(10), no Solicitation Fee shall be payable to the Representative hereunder in respect of the exercise of an Ordinary Share Warrant if: (i) the market price of the underlying Ordinary Shares is lower than the exercise price of the Ordinary Share Warrant at the time of exercise; (ii) the Ordinary Share Warrant is held in a discretionary account of the Representative at the time of exercise, unless prior specific written approval for the exercise is received from the holder; (iii) the arrangement to pay the Solicitation Fee is not disclosed in the Final Prospectus Supplement or in any prospectus provided to the holder of the Ordinary Share Warrant at the time of exercise; or (iv) the Ordinary Share Warrant is exercised in an unsolicited transaction.

(m) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(n) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the Restricted Period.

(o) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(p) The Company will reserve and keep available at all times a sufficient number of Ordinary Shares out of the aggregate of its authorized but unissued or treasury shares available to the Company, and, in each case, otherwise unreserved Ordinary Shares, for the purpose of enabling the Company to issue the Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the then-outstanding Warrants.

(q) The Company will, at all times while any Warrants are outstanding and exercisable, use its commercially reasonable efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company in all material respects contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus Supplement, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Ellenoff Grossman & Schole LLP, counsel for the Company to have furnished to the Representative its opinion and its negative assurance letter, dated the Closing Date, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(c) The Company shall have requested and caused Erdinast, Ben Nathan, Toledano & Co., Israeli counsel for the Company to have furnished to the Representative its opinion, dated the Closing Date, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(d) The Representative shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, such opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the General Counsel of the Company, dated the Closing Date, regarding intellectual property statements contained in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement, in the form acceptable to the Representative.

(f) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect.

(g) The Company shall have requested and caused Somekh Chaikin, a member firm of KPMG International, to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters.

(h) The Representative shall have received copies, duly executed by the Company, of the Warrants. There shall exist no event or condition which would constitute a default or an event of default under the Warrants.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).

(j) Prior to the Closing Date, the Company shall have furnished to the Representative a Secretary’s Certificate, in form and substance reasonably satisfactory to the Representative and customary for the type of offering contemplated by this Agreement.

(k) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l) The Shares and the Warrant Shares shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representative. In addition, prior to the Closing Date, the Shares and the Warrant Shares shall have been approved in principle for listing on the TASE by the TASE, subject only to official notice of issuance, and the Underwriters or their counsel shall have received, on or prior to such date, a copy of such principle approval of the TASE for the listing for trade of the Shares and the Warrant Shares, which approval (or a final approval issued by the TASE for the listing of the such Shares and Warrant Shares) shall be in full force and effect on the Closing Date.

(m) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Annex C hereto from each executive officer and director of the Company identified on Schedule IV hereto addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable and documented expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) directly arise out of or are directly based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus Supplement, the Pricing Disclosure Package or the Final Prospectus Supplement, any Issuer Free Writing Prospectus (including, for the avoidance of doubt, in any road show as defined in Rule 433(h) under the Securities Act), or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or directly arise out of or are directly based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the third and twelfth full paragraphs in the “Underwriting” section of the Preliminary Prospectus Supplement and the Final Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus Supplement, the Pricing Disclosure Package, the Final Prospectus Supplement or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel) to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the SEC, Nasdaq or the TASE or trading in securities generally on Nasdaq or the TASE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Israeli, Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Israel of a national emergency or war, or other calamity or crisis or escalation thereof the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus Supplement or the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Canaccord Genuity LLC, As Representative of the Several Underwriters, 1 Post Office Square, 30th Floor, Boston, MA 02109, Attention: Equity Capital Markets; or, if sent to the Company, will be mailed, delivered to HaHashmonaim St. 107, Tel Aviv-Yafo, Israel, Attention: VP Legal.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably appoints Cogency Global Inc. as its authorized agent upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of no less than seven years from the date of this Agreement.

19. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the State of Israel, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to it or its respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21. Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

22. Payments. All payments made or deemed to be made under this Agreement by the Company to any of the Underwriters or their respective directors, officers, employees, affiliates and agents and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act, if any (each a “Payee”), will be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the State of Israel or of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each such Payee, of the amounts that would otherwise have been receivable had such deduction or withholding not been required. Upon request, the Company shall provide to the Representative evidence of any amounts withheld or deducted pursuant to the terms of this Section 22 and shall also provide to the Representative any official tax receipt or other documentation issued by the appropriate governmental authorities with respect to the payment of such amounts to such governmental authorities. All sums payable or deemed payable by the Company under this Agreement shall be considered exclusive of Israeli value added tax, sales tax or similar taxes, which taxes shall be borne, paid, collected and remitted by the Company, if and as applicable.

23. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Friday, Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City and Tel Aviv.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ARBE ROBOTICS LTD.

By:	/s/ Kobi Marenko
Name:	Kobi Marenko
Title:	CEO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name:	Jennifer Pardi
Title:	Managing Director

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Shares to be Purchased	Number of Pre-Funded Warrants to be Purchased	Number of Tranche A Warrants to be Purchased	Number of Tranche B Warrants to be Purchased
Canaccord Genuity LLC	3,005,770	2,769,231	5,775,000	5,775,000
Roth Capital Partners, LLC	1,288,187	1,186,812	2,475,000	2,475,000
Total	4,293,957	3,956,043	8,250,000	8,250,000

SCHEDULE II

Pricing Information	$1.82

Combined price per Ordinary Share, accompanying Tranche A Warrant and Tranche B Warrant, to the public:

Combined price per Pre-Funded Warrant, accompanying Tranche A Warrant and Tranche B Warrant, to the public:	$1.8199

Ordinary Shares offered:	4,293,957

Pre-Funded Warrants offered:	3,956,043

Tranche A Warrants offered:	8,250,000

Tranche B Warrants offered:	8,250,000

Terms of Pre-Funded Warrants:	Pre-funded Warrants to purchase 3,956,043 Ordinary Shares of the are being offered to investors, should they so elect to receive Pre-funded Warrants, in lieu of Ordinary Shares. Each Pre-Funded Warrant will entitle the holder thereof to purchase one (1) Ordinary Share, will have an exercise price of $0.001 per share, will be exercisable upon issuance and will not expire. In general, a holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Terms of Tranche A Warrants:	Tranche A Warrants to purchase up to 8,250,000 Ordinary Shares are being offered to investors. Each Tranche A Warrant will entitle the holder thereof to purchase one (1) Ordinary Share, will have an exercise price of $2.35 per Ordinary Share, will be exercisable upon issuance and will expire on the five year anniversary of the original issuance. In general, a holder will not have the right to exercise any portion of the Tranche A Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche A Warrants.

Terms of Tranche B Warrants:	Tranche B Warrants to purchase up to 8,250,000 Ordinary Shares are being offered to investors. Each Tranche B Warrant will entitle the holder thereof to purchase one (1) Ordinary Share, will have an exercise price of $1.82 per Ordinary Share, will be exercisable upon issuance and will expire upon the earlier to occur of (i) 20 Trading Days after the occurrence of a Triggering Event (as such term is defined in the Tranche B Warrant), and (ii) the three year anniversary of the original issuance. In general, a holder will not have the right to exercise any portion of the Tranche B Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche B Warrants.

SCHEDULE III

Written Testing-the-Waters Communication

None.

Issuer Free Writing Prospectus

None.

SCHEDULE IV

Kobi Marenko

Noam Arkind, PhD

Ehud Levy

Alexander Hitzinger

Yonina Eldar, PhD

Boaz Schwartz, PhD

Thilo Koslowski

Yair Shamir

E. Scott Crist

Karine Pinto-Flomenboim

Ram Machness

Shlomit Hachoen

Shay Naeh

Nadav Snir

ANNEX A

Form of Tranche A Warrant

ANNEX B

Form of Tranche B Warrant

ANNEX C

Form of Lock-up Agreement

ANNEX D

Subsidiaries

United States

Arbe Robotics US Inc.

Autobot HoldCo. Inc.

People’s Republic of China

Shanghai Arbe Technologies Co., Ltd.

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